Exhibit 99.1

PORT ANGELES, Wash., January 29, 2025 (GLOBE NEWSWIRE)

First Northwest Bancorp Reports Fourth Quarter 2024 Financial Results

First Northwest Bancorp (Nasdaq: FNWB) ("First Northwest" or the "Company") today reported a net loss of $2.8 million for the fourth quarter of 2024, compared to a net loss of $2.0 million for the third quarter of 2024 and a net loss of $5.5 million for the fourth quarter of 2023. Basic and diluted loss per share were $0.32 for the fourth quarter of 2024, compared to basic and diluted loss per share of $0.23 for the third quarter of 2024 and basic and diluted loss per share of $0.62 for the fourth quarter of 2023.

In the fourth quarter of 2024, the Company recorded adjusted pre-tax, pre-provision net revenue ("PPNR")(1) of $1.2 million, compared to a $49,000 adjusted PPNR loss for the preceding quarter and adjusted PPNR of $327,000 for the fourth quarter of 2023.

The Board of Directors of First Northwest declared a quarterly cash dividend of $0.07 per common share, payable on February 28, 2025, to shareholders of record as of the close of business on February 14, 2025.

Quote from First Northwest President and CEO, Matthew P. Deines:

"Although financial results in 2024 were adversely impacted by elevated credit costs, we are optimistic for continued improvement in asset quality in early 2025. During the fourth quarter, our pre-provision net revenue (1) grew to $1.2 million with modest margin improvement as we successfully reduced FHLB borrowings. As we look ahead to 2025, we are laser focused on growing core commercial and retail customer relationships while resolving problem assets, improving profitability and maintaining our strong capital position. Highlights for 2024 include the termination of our compliance Consent Order with the FDIC, reduction of core operating expenses and improvement in our liquidity position with the loan to deposit ratio below 100% at year-end. I’d like to thank all our employees for their efforts and contributions in 2024, and for making a positive impact in the communities we serve."

Key Points for Fourth Quarter and Going Forward

Provision for credit losses:

•	The Company recorded a $3.8 million provision for credit losses on loans in the fourth quarter of 2024, primarily due to charge-offs of six commercial business loans. This compares to loan credit loss provisions of $3.1 million for the preceding quarter and $1.2 million for the fourth quarter of 2023.
•	We believe the reserve on individually analyzed loans does not represent a universal decline in the collectability of all loans in the portfolio. We continue to work on resolution plans for all troubled borrowers. The provision for credit losses on loans had a significant negative impact on net income for the fourth quarter of 2024.

First Fed Bank's ("First Fed" or the "Bank") balance sheet restructure continues to have a positive impact:

•	The fair value hedge on loans, tied to the compounded overnight index swap using the secured overnight financing rate index, which was established in the first quarter of 2024, added $1.1 million to interest income for the year. The hedge successfully reduced the Bank's liability sensitivity, and lowered the overall interest rate risk profile. The hedge also enhanced earnings due to a favorable contract position during the 2024 interest rate environment. The Bank expects to maintain a positive carry on its derivative for up to an additional 25-basis points of rate cuts.
•	During 2024, bank-owned life insurance policies ("BOLI") were reinvested into higher yielding products. In the fourth quarter of 2024, a $8.5 million policy was surrendered and reinvested into a policy earning 6.01% and a $922,000 policy earning 1.64% was exchanged and reinvested into a policy earning 3.99%. Total policy conversions during 2024 increased the annual pre-tax net yield earned on the total BOLI portfolio by 74-basis points. The remaining surrender transaction is expected to be completed during the first quarter of 2025.
•	Investment security purchases during the fourth quarter of 2024 totaled $47.1 million, carrying a weighted-average yield of 6.7% at purchase and a weighted-average life of 3.1 years. The annualized interest income on these securities is anticipated to provide $2.6 million in revenue for 2025.

(1)  See reconciliation of Non-GAAP Financial Measures later in this release.

Selected Quarterly Financial Ratios:

	As of or For the Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Performance ratios: (1)
Return on average assets	-0.51%	-0.36%	-0.40%	0.07%	-1.03%
Adjusted PPNR return on average assets (2)	0.22	-0.01	0.10	0.34	-0.06
Return on average equity	-6.92	-4.91	-5.47	0.98	-14.05
Net interest margin (3)	2.73	2.70	2.76	2.76	2.84
Efficiency ratio (4)	92.2	100.3	72.3	88.8	150.8
Equity to total assets	6.89	7.13	7.17	7.17	7.42
Book value per common share	$16.45	$17.17	$16.81	$17.00	$16.99
Tangible performance ratios: (1)
Tangible common equity to tangible assets (2)	6.83%	7.06%	7.10%	7.10%	7.35%
Return on average tangible common equity (2)	-6.99	-4.96	-5.53	0.99	-14.20
Tangible book value per common share (2)	$16.29	$17.00	$16.64	$16.83	$16.83
Capital ratios (First Fed): (5)
Tier 1 leverage	9.4%	9.4%	9.4%	9.7%	9.9%
Common equity Tier 1 capital	12.4	12.2	12.4	12.6	13.1
Total risk-based	13.6	13.4	13.5	13.6	14.1

(1)	Performance ratios are annualized, where appropriate.
(2)	See reconciliation of Non-GAAP Financial Measures later in this release.
(3)	Net interest income divided by average interest-earning assets.
(4)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(5)	Current period capital ratios are preliminary and subject to finalization of the FDIC Call Report.

Adjusted Pre-tax, Pre-Provision Net Revenue (1)

Adjusted PPNR for the fourth quarter of 2024 increased $1.3 million to $1.2 million, compared to an adjusted PPNR loss of $49,000 for the preceding quarter, and increased $1.5 million from an adjusted PPNR $327,000 loss in the fourth quarter one year ago.
	For the Quarter Ended					For the Year Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net interest income	$14,137	$14,020	$14,235	$13,928	$14,195	$56,320	$61,432
Total noninterest income	1,300	1,779	7,347	2,188	(2,929)	12,614	4,020
Total revenue	15,437	15,799	21,582	16,116	11,266	68,934	65,452
Total noninterest expense	14,233	15,848	15,609	14,303	16,990	59,993	61,454
PPNR (1)	1,204	(49)	5,973	1,813	(5,724)	8,941	3,998
Selected nonrecurring adjustments to PPNR
Less: Net gain on sale of premises and equipment	—	—	7,919	—	—	7,919	—
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	(359)	—	—	(359)	—
Net loss on sale of investment securities	—	—	(2,117)	—	(5,397)	(2,117)	(5,397)
Adjusted PPNR (1)	$1,204	$(49)	$530	$1,813	$(327)	$3,498	$9,395

(1)  See reconciliation of Non-GAAP Financial Measures later in this release.

•
Total interest income was relatively unchanged at $28.2 million for the fourth quarter of 2024, compared to the previous quarter, and increased $1.9 million compared to $26.3 million in the fourth quarter of 2023. Interest income decreased in the fourth quarter of 2024 primarily due to a decrease in the income earned on the securities derivative combined with lower FHLB dividends and reduced interest income received on Company deposit accounts. Higher yields on performing loans during the fourth quarter of 2024 were partially offset by nonaccrual interest adjustments totaling $46,000. Interest and fees on loans increased year-over-year as the loan portfolio grew. Loan yields increased over the prior year due to higher rates on new originations as well as the repricing of variable and adjustable-rate loans.

•	The net interest margin increased to 2.73% for the fourth quarter of 2024, from 2.70% for the prior quarter, and decreased 11-basis points from 2.84% for the fourth quarter of 2023. The Company reported reduced rates and declining volume of borrowings during the quarter which lowered costs; however, these savings were partially offset by an increase in cost due to a higher volume of customer deposits. The decrease in net interest margin from the same quarter one year ago is due to higher funding costs for deposits and borrowed funds.
•	Noninterest income included a $1.8 million write down on an equity investment in an organization that is involved in a lawsuit, partially offset by a $1.5 million BOLI death benefit payment received due to the passing of an employee.
•	Noninterest expense for the fourth quarter of 2024 decreased mainly due to a $1.2 million reduction in compensation related to nonrecurring payouts in the previous quarter combined with a reduced incentive accrual and lower headcount in the fourth quarter of 2024. FDIC assessment, state taxes, advertising and other discretionary spending also decreased from the previous quarter.

Allowance for Credit Losses on Loans ("ACLL") and Credit Quality

The allowance for credit losses on loans ("ACLL") decreased $1.5 million to $20.5 million at December 31, 2024, from $22.0 million at September 30, 2024. The ACLL as a percentage of total loans was 1.21% at December 31, 2024, a decrease from 1.27% at September 30, 2024, and an increase from 1.05% one year earlier. The pooled loan reserve decreased $1.5 million during the fourth quarter of 2024, primarily due to the decreases in multi-family, construction, and consumer loan balances combined with decreases resulting from lower loss factors applied to commercial business and commercial real estate loans, partially offset by higher loss factors applied to one-to-four family and other consumer loans.

Nonperforming loans totaled $30.5 million at December 31, 2024, an increase of $139,000 from September 30, 2024. ACLL to nonperforming loans decreased to 67% at December 31, 2024, from 72% at September 30, 2024, and 94% at December 31, 2023. This ratio continued to decline as higher balances of real estate loans are included in nonperforming assets with no significant corresponding increase to the ACLL as these collateral dependent loans were considered adequately reserved for based on information available at each period end.

Classified loans decreased $4.4 million to $42.5 million at December 31, 2024, from $46.9 million at September 30, 2024, primarily due to charge-offs totaling $3.9 million on six commercial business loans during the fourth quarter. An $11.4 million construction loan relationship, which became a classified loan in the fourth quarter of 2022; an $8.1 million commercial construction loan relationship, which became classified in the second quarter of 2024; and a $6.2 million commercial loan relationship, which became classified in the fourth quarter of 2023, account for 61% of the classified loan balance at December 31, 2024. The Bank has exercised legal remedies, including the appointment of a third-party receiver and foreclosure actions, to liquidate the underlying collateral to satisfy the real estate loans in two of these three collateral-dependent relationships. The Bank is also closely monitoring a group of commercial business loans that have similar collateral, with 15 loans totaling $2.2 million included in classified loans at December 31, 2024, and an additional eight loans totaling $2.8 million included in the special mention risk grading category.

	For the Quarter Ended
ACLL ($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Balance at beginning of period	$21,970	$19,343	$17,958	$17,510	$16,945
Charge-offs:
Construction and land	(411)	—	(3,978)	—	—
Home equity	—	—	—	—	1
Auto and other consumer	(364)	(492)	(832)	(806)	(655)
Commercial business	(4,596)	(24)	(2,643)	(33)	—
Total charge-offs	(5,371)	(516)	(7,453)	(839)	(654)
Recoveries:
One-to-four family	—	42	—	2	5
Commercial real estate	2	—	—	—	—
Home equity	—	—	—	—	10
Auto and other consumer	52	24	198	46	42
Commercial business	36	—	—	—	—
Total recoveries	90	66	198	48	57
Net loan charge-offs	(5,281)	(450)	(7,255)	(791)	(597)
Provision for credit losses	3,760	3,077	8,640	1,239	1,162
Balance at end of period	$20,449	$21,970	$19,343	$17,958	$17,510

Average total loans	1,708,232	1,718,402	1,717,830	1,678,656	1,645,418
Annualized net charge-offs to average outstanding loans	1.23%	0.10%	1.70%	0.19%	0.14%

Asset Quality ($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Nonaccrual loans:
One-to-four family	$1,477	$1,631	$1,750	$1,237	$1,844
Multi-family	—	—	708	708	—
Commercial real estate	5,598	5,634	14	22	28
Construction and land	19,544	19,382	19,292	14,440	14,986
Home equity	55	116	118	121	123
Auto and other consumer	700	894	746	1,012	786
Commercial business	3,141	2,719	1,003	1,941	877
Total nonaccrual loans	30,515	30,376	23,631	19,481	18,644
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$30,515	$30,376	$23,631	$19,481	$18,644

Nonaccrual loans as a % of total loans (1)	1.80%	1.75%	1.39%	1.14%	1.12%
Nonperforming assets as a % of total assets (2)	1.37	1.35	1.07	0.87	0.85
ACLL as a % of total loans	1.21	1.27	1.14	1.05	1.05
ACLL as a % of nonaccrual loans	67.01	72.33	81.85	92.18	93.92
Total past due loans to total loans	1.98	1.92	1.45	1.91	0.94

(1)	Nonperforming loans consists of nonaccruing loans and accruing loans more than 90 days past due.
(2)	Nonperforming assets consists of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), real estate owned and repossessed assets.

Financial Condition and Capital

Investment securities increased $29.5 million, or 9.5%, to $340.3 million at December 31, 2024, compared to $310.9 million three months earlier, and increased $44.7 million compared to $295.6 million at December 31, 2023. The market value of the portfolio decreased $5.8 million during the fourth quarter of 2024. The estimated average life of the securities portfolio was approximately 6.9 years at December 31, 2024, 7.4 years at the prior quarter end and 7.7 years at the end of the fourth quarter of 2023. The effective duration of the portfolio was approximately 3.9 years at December 31, 2024, compared to 3.9 years at the prior quarter end and 4.8 years at the end of the fourth quarter of 2023. Investment purchases at the beginning of 2024 were primarily floating rate securities to take advantage of higher short-term rates above those offered on cash at that time and to reduce our liability sensitivity. Purchases in the fourth quarter were primarily fixed to rebalance our securities portfolio position for 2025.

Investment Securities ($ in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	Three Month % Change	One Year % Change
Available for Sale at Fair Value
Municipal bonds	$77,876	$81,363	$87,761	-4.3%	-11.3%
U.S. government agency issued asset-backed securities (ABS agency)	12,876	13,296	11,782	-3.2	9.3
Corporate issued asset-backed securities (ABS corporate)	16,122	16,391	5,286	-1.6	205.0
Corporate issued debt securities (Corporate debt)	54,491	54,058	51,454	0.8	5.9
U.S. Small Business Administration securities (SBA)	8,666	9,317	—	-7.0	100.0
Mortgage-backed securities:
U.S. government agency issued mortgage-backed securities (MBS agency)	98,697	78,549	63,247	25.7	56.1
Non-agency issued mortgage-backed securities (MBS non-agency)	71,616	57,886	76,093	23.7	-5.9
Total securities available for sale	$340,344	$310,860	$295,623	9.5	15.1

Net loans, excluding loans held for sale, decreased $39.2 million, or 2.3%, to $1.68 billion at December 31, 2024, from $1.71 billion at September 30, 2024, and increased $32.7 million, or 2.0%, from $1.64 billion one year prior. Construction loans that converted into fully amortizing loans during the quarter totaled $18.3 million. Loan payoffs of $73.9 million, regular payments of $35.3 million and charge-offs totaling $5.3 million outpaced new loan funding totaling $55.6 million and draws on existing loans totaling $19.7 million.

Loans ($ in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	Three Month % Change	One Year % Change
Real Estate:
One-to-four family	$395,315	$395,792	$378,432	-0.1%	4.5%
Multi-family	332,596	353,813	333,094	-6.0	-0.1
Commercial real estate	390,379	376,008	387,983	3.8	0.6
Construction and land	78,110	95,709	129,691	-18.4	-39.8
Total real estate loans	1,196,400	1,221,322	1,229,200	-2.0	-2.7
Consumer:
Home equity	79,054	76,960	69,403	2.7	13.9
Auto and other consumer	268,876	281,198	249,130	-4.4	7.9
Total consumer loans	347,930	358,158	318,533	-2.9	9.2
Commercial business	151,493	155,327	112,295	-2.5	34.9
Total loans receivable	1,695,823	1,734,807	1,660,028	-2.2	2.2
Less:
Derivative basis adjustment	188	(1,579)	—	111.9	100.0
Allowance for credit losses on loans	20,449	21,970	17,510	-6.9	16.8
Total loans receivable, net	$1,675,186	$1,714,416	$1,642,518	-2.3	2.0

Total deposits decreased $23.6 million to $1.69 billion at December 31, 2024, compared to $1.71 billion at September 30, 2024, and increased $11.1 million, or 0.7%, compared to $1.68 billion one year ago. During the fourth quarter of 2024, total customer deposit balances decreased $2.8 million and brokered deposit balances decreased $20.8 million. Overall, the current rate environment continues to contribute to greater competition for deposits. As a result, the Bank continues offering deposit rate specials to attract new funds.

Deposits ($ in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	Three Month % Change	One Year % Change
Noninterest-bearing demand deposits	$256,416	$252,999	$252,083	1.4%	1.7%
Interest-bearing demand deposits	164,891	167,202	169,418	-1.4	-2.7
Money market accounts	413,822	433,307	362,205	-4.5	14.3
Savings accounts	205,055	212,763	242,148	-3.6	-15.3
Certificates of deposit, customer	464,928	441,665	443,412	5.3	4.9
Certificates of deposit, brokered	182,914	203,705	207,626	-10.2	-11.9
Total deposits	$1,688,026	$1,711,641	$1,676,892	-1.4	0.7

Total shareholders’ equity decreased to $153.9 million at December 31, 2024, compared to $160.8 million three months earlier, due to a decrease in the after-tax fair market values of the available-for-sale investment securities portfolio of $4.5 million, a net loss of $2.8 million and dividends declared of $656,000, partially offset by an increase in the after-tax fair market values of derivatives of $952,000.

Capital levels for both the Company and its operating bank, First Fed, remain in excess of applicable regulatory requirements and the Bank was categorized as "well-capitalized" at December 31, 2024. Preliminary calculations of Common Equity Tier 1 and Total Risk-Based Capital Ratios at December 31, 2024, were 12.4% and 13.6%, respectively.

First Northwest continued to return capital to our shareholders through cash dividends during the fourth quarter of 2024. The Company paid cash dividends totaling $656,000 in the fourth quarter of 2024. No shares of common stock were repurchased under the Company's April 2024 Stock Repurchase Plan ("Repurchase Plan") during the quarter ended December 31, 2024. There are 846,123 shares that remain available for repurchase under the Repurchase Plan.

Awards/Recognition

The Company received several accolades as a leader in the community in the last year.

In September 2024, the First Fed team was recognized in the 2024 Best of Olympic Peninsula surveys, winning Best Bank and Best Lender in Clallam County; Best Bank and Best Financial Advisor in the West End; and Best Lender in Jefferson County. First Fed was also a finalist for Best Bank, Best Customer Service, Best Employer and Best Financial Advisor in Jefferson County; Best Customer Service, Best Employer and Best Financial Advisor in Clallam County; and Best Customer Service and Best Employer in the West End.
In May 2024, First Fed, along with the First Fed Community Foundation, were honored to be ranked second on the Puget Sound Business Journal Midsize Corporate Philanthropists list.
In October 2023, the First Fed team was honored to bring home the Gold for Best Bank in the Best of the Northwest survey hosted by Bellingham Alive for the second year in a row.
In September 2023, the First Fed team was recognized in the 2023 Best of Olympic Peninsula surveys as a finalist for Best Employer in Kitsap County and Best Bank and Best Financial Institution in Bainbridge.

We recommend reading this earnings release in conjunction with the Fourth Quarter 2024 Investor Presentation, located at http://investor.ourfirstfed.com/quarterly-reports and included as an exhibit to our January 29, 2025, Current Report on Form 8-K.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 16 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, including our ability to collect, the outcome of litigation and statements regarding our mission and vision, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the section entitled "Risk Factors," and other filings with the Securities and Exchange Commission ("SEC"),which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2024 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Matthew P. Deines, President and Chief Executive Officer

Geri Bullard, EVP, Chief Financial Officer and Chief Operating Officer

IRGroup@ourfirstfed.com

360-457-0461

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data) (Unaudited)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS
Cash and due from banks	$16,811	$17,953	$19,184	$15,562	$19,845
Interest-earning deposits in banks	55,637	64,769	63,995	61,784	103,324
Investment securities available for sale, at fair value	340,344	310,860	306,714	325,955	295,623
Loans held for sale	472	378	1,086	988	753
Loans receivable (net of allowance for credit losses on loans $20,449, $21,970, $19,343, $17,958, and $17,510)	1,675,186	1,714,416	1,677,764	1,692,774	1,642,518
Federal Home Loan Bank (FHLB) stock, at cost	14,435	14,435	13,086	15,876	13,664
Accrued interest receivable	8,159	8,939	9,466	8,909	7,894
Premises held for sale, net	—	—	—	6,751	18,049
Premises and equipment, net	10,129	10,436	10,714	11,028	—
Servicing rights on sold loans, at fair value	3,281	3,584	3,740	3,820	3,793
Bank-owned life insurance, net	41,150	41,429	41,113	34,681	40,578
Equity and partnership investments	13,229	14,912	15,085	15,121	14,794
Goodwill and other intangible assets, net	1,082	1,083	1,084	1,085	1,086
Deferred tax asset, net	13,738	10,802	12,216	12,704	13,001
Right-of-use ("ROU") asset, net	17,001	17,315	17,627	5,841	6,047
Prepaid expenses and other assets	21,352	24,175	23,088	27,141	20,828
Total assets	$2,232,006	$2,255,486	$2,215,962	$2,240,020	$2,201,797

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$1,688,026	$1,711,641	$1,708,288	$1,666,624	$1,676,892
Borrowings	336,014	334,994	302,575	371,455	320,936
Accrued interest payable	3,295	2,153	3,143	2,830	3,396
Lease liability, net	17,535	17,799	18,054	6,227	6,428
Accrued expenses and other liabilities	31,770	25,625	23,717	29,980	29,545
Advances from borrowers for taxes and insurance	1,484	2,485	1,304	2,398	1,260
Total liabilities	2,078,124	2,094,697	2,057,081	2,079,514	2,038,457

Shareholders' Equity
Preferred stock, $0.01 par value, authorized 5,000,000 shares, no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; issued and outstanding at each period end: 9,353,348; 9,365,979; 9,453,247; 9,442,796; and 9,611,876	93	94	94	94	96
Additional paid-in capital	93,357	93,218	93,985	93,763	95,784
Retained earnings	97,198	100,660	103,322	106,202	107,349
Accumulated other comprehensive loss, net of tax	(30,172)	(26,424)	(31,597)	(32,465)	(32,636)
Unearned employee stock ownership plan (ESOP) shares	(6,594)	(6,759)	(6,923)	(7,088)	(7,253)
Total shareholders' equity	153,882	160,789	158,881	160,506	163,340
Total liabilities and shareholders' equity	$2,232,006	$2,255,486	$2,215,962	$2,240,020	$2,201,797

FIRST NORTHWEST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data) (Unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
INTEREST INCOME
Interest and fees on loans receivable	$23,716	$23,536	$23,733	$22,767	$22,083	$93,752	$84,614
Interest on investment securities	3,658	3,786	3,949	3,632	3,393	15,025	13,279
Interest on deposits in banks	550	582	571	645	581	2,348	2,126
FHLB dividends	273	302	358	282	252	1,215	880
Total interest income	28,197	28,206	28,611	27,326	26,309	112,340	100,899
INTEREST EXPENSE
Deposits	11,175	10,960	10,180	10,112	8,758	42,427	27,019
Borrowings	2,885	3,226	4,196	3,286	3,356	13,593	12,448
Total interest expense	14,060	14,186	14,376	13,398	12,114	56,020	39,467
Net interest income	14,137	14,020	14,235	13,928	14,195	56,320	61,432
PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	3,760	3,077	8,640	1,239	1,162	16,716	2,357
(Recapture of) provision for credit losses on unfunded commitments	(105)	57	99	(269)	(10)	(218)	(1,034)
Provision for credit losses	3,655	3,134	8,739	970	1,152	16,498	1,323
Net interest income after provision for credit losses	10,482	10,886	5,496	12,958	13,043	39,822	60,109
NONINTEREST INCOME
Loan and deposit service fees	1,054	1,059	1,076	1,102	1,068	4,291	4,341
Sold loan servicing fees and servicing rights mark-to-market	(115)	10	74	219	276	188	676
Net gain on sale of loans	52	58	150	52	33	312	438
Net loss on sale of investment securities	—	—	(2,117)	—	(5,397)	(2,117)	(5,397)
Net gain on sale of premises and equipment	—	—	7,919	—	—	7,919	—
Increase in cash surrender value of bank-owned life insurance	328	315	293	243	260	1,179	928
Income from death benefit on bank-owned life insurance, net	1,536	—	—	—	—	1,536	—
Other (loss) income	(1,555)	337	(48)	572	831	(694)	3,034
Total noninterest income	1,300	1,779	7,347	2,188	(2,929)	12,614	4,020
NONINTEREST EXPENSE
Compensation and benefits	7,367	8,582	8,588	8,128	7,397	32,665	31,209
Data processing	2,065	2,085	2,008	1,944	2,107	8,102	8,170
Occupancy and equipment	1,559	1,553	1,799	1,240	1,262	6,151	4,858
Supplies, postage, and telephone	296	360	317	293	351	1,266	1,433
Regulatory assessments and state taxes	460	548	457	513	376	1,978	1,635
Advertising	362	409	377	309	235	1,457	2,706
Professional fees	813	698	684	910	1,119	3,105	3,738
FDIC insurance premium	491	533	473	386	418	1,883	1,357
Other expense	820	1,080	906	580	3,725	3,386	6,348
Total noninterest expense	14,233	15,848	15,609	14,303	16,990	59,993	61,454
Loss before provision (benefit) for income taxes	(2,451)	(3,183)	(2,766)	843	(6,876)	(7,557)	2,675
Provision (benefit) for income taxes	359	(1,203)	(547)	447	(1,354)	(944)	549
Net (loss) income	$(2,810)	$(1,980)	$(2,219)	$396	$(5,522)	$(6,613)	$2,286

Basic and diluted (loss) earnings per common share	$(0.32)	$(0.23)	$(0.25)	$0.04	$(0.62)	$(0.75)	$0.26

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Selected Loan Detail	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Construction and land loans breakout
1-4 Family construction	$39,319	$43,125	$56,514	$69,075	$68,029
Multifamily construction	15,407	29,109	43,341	45,776	50,431
Nonresidential construction	16,857	17,500	1,015	3,374	3,756
Land and development	6,527	5,975	6,403	7,122	7,475
Total construction and land loans	$78,110	$95,709	$107,273	$125,347	$129,691

Auto and other consumer loans breakout
Triad Manufactured Home loans	$128,231	$129,600	$110,510	$105,525	$105,057
Woodside auto loans	117,968	126,129	131,151	128,072	124,401
First Help auto loans	14,283	15,971	17,427	8,326	4,516
Other auto loans	1,647	2,064	2,690	3,313	4,158
Other consumer loans	6,747	7,434	23,845	23,598	10,998
Total auto and other consumer loans	$268,876	$281,198	$285,623	$268,834	$249,130

Commercial business loans breakout
Northpointe Bank MPP	$36,230	$38,155	$9,150	$15,047	$9,502
Secured lines of credit	35,701	37,686	28,862	41,014	35,815
Unsecured lines of credit	1,717	1,571	1,133	1,001	456
SBA loans	7,044	7,219	7,146	8,944	9,115
Other commercial business loans	70,801	70,696	70,803	70,291	57,407
Total commercial business loans	$151,493	$155,327	$117,094	$136,297	$112,295

Loans by Collateral and Unfunded Commitments	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
One-to-four family construction	$44,468	$51,607	$49,440	$70,100	$60,211
All other construction and land	34,290	45,166	58,346	55,286	69,484
One-to-four family first mortgage	466,046	469,053	434,840	436,543	426,159
One-to-four family junior liens	15,090	14,701	13,706	12,608	12,250
One-to-four family revolving open-end	51,481	48,459	44,803	45,536	42,479
Commercial real estate, owner occupied:
Health care	29,129	29,407	29,678	29,946	22,523
Office	17,756	17,901	19,215	17,951	18,468
Warehouse	14,948	11,645	14,613	14,683	14,758
Other	78,170	64,535	56,292	55,063	61,304
Commercial real estate, non-owner occupied:
Office	49,417	49,770	50,158	53,099	53,548
Retail	49,591	49,717	50,101	50,478	51,384
Hospitality	61,919	62,282	62,628	66,982	67,332
Other	81,640	82,573	84,428	93,040	94,822
Multi-family residential	333,419	354,118	350,382	339,907	333,428
Commercial business loans	77,381	86,904	79,055	90,781	76,920
Commercial agriculture and fishing loans	21,833	15,369	14,411	10,200	5,422
State and political subdivision obligations	369	404	405	405	405
Consumer automobile loans	133,789	144,036	151,121	139,524	132,877
Consumer loans secured by other assets	131,429	132,749	129,293	122,895	108,542
Consumer loans unsecured	3,658	4,411	5,209	6,415	7,712
Total loans	$1,695,823	$1,734,807	$1,698,124	$1,711,442	$1,660,028

Unfunded commitments under lines of credit or existing loans	$163,827	$166,446	$155,005	$148,736	$149,631

FIRST NORTHWEST BANCORP AND SUBSIDIARY

NET INTEREST MARGIN ANALYSIS

(Dollars in thousands) (Unaudited)

	Three Months Ended December 31,
	2024			2023
	Average	Interest		Average	Interest
	Balance	Earned/	Yield/	Balance	Earned/	Yield/
	Outstanding	Paid	Rate	Outstanding	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable, net (1) (2)	$1,688,239	$23,716	5.59%	$1,628,718	$22,083	5.38%
Investment securities	313,759	3,658	4.64	297,020	3,393	4.53
FHLB dividends	11,762	273	9.23	12,514	252	7.99
Interest-earning deposits in banks	45,358	550	4.82	41,974	581	5.49
Total interest-earning assets (3)	2,059,118	28,197	5.45	1,980,226	26,309	5.27
Noninterest-earning assets	146,384			147,429
Total average assets	$2,205,502			$2,127,655
Interest-bearing liabilities:
Interest-bearing demand deposits	$162,954	$210	0.51	$172,013	$197	0.45
Money market accounts	442,481	2,773	2.49	362,366	1,351	1.48
Savings accounts	206,605	721	1.39	247,744	963	1.54
Certificates of deposit, customer	461,136	4,925	4.25	424,722	4,197	3.92
Certificates of deposit, brokered	192,018	2,546	5.27	172,214	2,050	4.72
Total interest-bearing deposits (4)	1,465,194	11,175	3.03	1,379,059	8,758	2.52
Advances	236,576	2,491	4.19	256,560	2,962	4.58
Subordinated debt	39,504	394	3.97	39,425	394	3.96
Total interest-bearing liabilities	1,741,274	14,060	3.21	1,675,044	12,114	2.87
Noninterest-bearing deposits (4)	256,715			259,845
Other noninterest-bearing liabilities	45,953			36,795
Total average liabilities	2,043,942			1,971,684
Average equity	161,560			155,971
Total average liabilities and equity	$2,205,502			$2,127,655

Net interest income		$14,137			$14,195
Net interest rate spread			2.24			2.40
Net earning assets	$317,844			$305,182
Net interest margin (5)			2.73			2.84
Average interest-earning assets to average interest-bearing liabilities	118.3%			118.2%

(1) The average loans receivable, net balances include nonaccrual loans.

(2) Interest earned on loans receivable includes net deferred fees (costs) of $103,000 and ($151,000) for the three months ended December 31, 2024 and 2023, respectively.

(3) Includes interest-earning deposits (cash) at other financial institutions.

(4) Cost of all deposits, including noninterest-bearing demand deposits, was 2.58% and 2.12% for the three months ended December 31, 2024 and 2023, respectively.

(5) Net interest income divided by average interest-earning assets.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Non-GAAP Financial Measures

This press release contains financial measures that are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"). Non-GAAP measures are presented where management believes the information will help investors understand the Company’s results of operations or financial position and assess trends. Where non-GAAP financial measures are used, the comparable GAAP financial measure is also provided. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that may be presented by other companies. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses, but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Reconciliations of the GAAP and non-GAAP measures are presented below.

Calculations Based on PPNR and Adjusted PPNR:

	For the Quarter Ended					For the Year Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net (loss) income	$(2,810)	$(1,980)	$(2,219)	$396	$(5,522)	$(6,613)	$2,286
Plus: provision for credit losses	3,655	3,134	8,739	970	1,152	16,498	1,323
Provision (benefit) for income taxes	359	(1,203)	(547)	447	(1,354)	(944)	549
PPNR (1)	1,204	(49)	5,973	1,813	(5,724)	8,941	4,158
Selected nonrecurring adjustments to PPNR
Less: Net gain on sale of premises and equipment	—	—	7,919	—	—	7,919	—
Sale leaseback taxes and assessments included in occupancy and equipment	—	—	(359)	—	—	(359)	—
Net loss on sale of investment securities	—	—	(2,117)	—	(5,397)	(2,117)	(5,397)
Adjusted PPNR (1)	$1,204	$(49)	$530	$1,813	$(327)	$3,498	$9,555

Average total assets	$2,205,502	$2,209,333	$2,219,370	$2,166,187	$2,127,655	$2,200,138	$2,109,200
Return on average assets (GAAP)	-0.51%	-0.36%	-0.40%	0.07%	-1.03%	-0.30%	0.11%
Adjusted PPNR return on average assets (Non-GAAP) (1)	0.22%	-0.01%	0.10%	0.34%	-0.06%	0.16%	0.45%

(1) We believe these non-GAAP metrics are useful to evaluate the relative strength of the Company's performance.

FIRST NORTHWEST BANCORP AND SUBSIDIARY

ADDITIONAL INFORMATION

(Dollars in thousands) (Unaudited)

Calculations Based on Tangible Common Equity:

	For the Quarter Ended					For the Year Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Dollars in thousands, except per share data)
Total shareholders' equity	$153,882	$160,789	$158,881	$160,506	$163,340	$153,882	$163,340
Less: Goodwill and other intangible assets	1,082	1,083	1,084	1,085	1,086	1,082	1,086
Disallowed non-mortgage loan servicing rights	423	489	517	489	481	423	481
Total tangible common equity	$152,377	$159,217	$157,280	$158,932	$161,773	$152,377	$161,773

Total assets	$2,232,006	$2,255,486	$2,215,962	$2,240,020	$2,201,797	$2,232,006	$2,201,797
Less: Goodwill and other intangible assets	1,082	1,083	1,084	1,085	1,086	1,082	1,086
Disallowed non-mortgage loan servicing rights	423	489	517	489	481	423	481
Total tangible assets	$2,230,501	$2,253,914	$2,214,361	$2,238,446	$2,200,230	$2,230,501	$2,200,230

Average shareholders' equity	$161,560	$160,479	$163,079	$161,867	$155,971	$161,742	$159,413
Less: Average goodwill and other intangible assets	1,083	1,084	1,085	1,085	1,086	1,084	1,087
Average disallowed non-mortgage loan servicing rights	489	517	489	481	608	494	670
Total average tangible common equity	$159,988	$158,878	$161,505	$160,301	$154,277	$160,164	$157,656

Net (loss) income	$(2,810)	$(1,980)	$(2,219)	$396	$(5,522)	$(6,613)	$2,286
Common shares outstanding	9,353,348	9,365,979	9,453,247	9,442,796	9,611,876	9,353,348	9,611,876
GAAP Ratios:
Equity to total assets	6.89%	7.13%	7.17%	7.17%	7.42%	6.89%	7.42%
Return on average equity	-6.92%	-4.91%	-5.47%	0.98%	-14.05%	-4.09%	1.43%
Book value per common share	$16.45	$17.17	$16.81	$17.00	$16.99	$16.45	$16.99
Non-GAAP Ratios:
Tangible common equity to tangible assets (1)	6.83%	7.06%	7.10%	7.10%	7.35%	6.83%	7.35%
Return on average tangible common equity (1)	-6.99%	-4.96%	-5.53%	0.99%	-14.20%	-4.13%	1.45%
Tangible book value per common share (1)	$16.29	$17.00	$16.64	$16.83	$16.83	$16.29	$16.83
(1)

We believe these non-GAAP metrics provide an important measure with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.